As filed with the Securities and Exchange Commission on August 21, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CTI GROUP (HOLDINGS) INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0308583

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
CTI Group (Holdings) Inc.

333 North Alabama Street, Suite 240
Indianapolis, IN	46204
(Address of Principal Executive Offices)	(Zip Code)
CTI GROUP (HOLDINGS) INC.
STOCK INCENTIVE PLAN, AS AMENDED
(Full title of the plan)
Manfred Hanuschek
Chief Financial Officer
CTI Group (Holdings) Inc.
333 North Alabama Street, Suite 240
Indianapolis, IN 46204
(Name and address of agent for service)
(317) 262-4666
(Telephone number, including area code, of agent for service)
Copy to:
Alan Lieblich, Esquire
Blank Rome LLP
One Logan Square
Philadelphia, PA 19103
(215) 569-5500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed
			maximum
	Amount to be	Proposed maximum	aggregate	Amount of
Title of securities to be registered	registered(1)	offering price per share	offering price	registration fee
Class A Common Stock	3,000,000(2)	$0.18(3)	$540,000(3)	$21.22

(1)	Represents shares issuable under the registrant’s Stock Incentive Plan (“Incentive Plan”) as a result of an amendment to the Incentive Plan approved by the stockholders of the registrant on May 28, 2008 (the “Amendment”).

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of Class A common stock, par value $0.01 per share (“Common Stock”), set forth in this table, an indeterminate number of shares of Common Stock which, by reason of certain events specified in the Incentive Plan, may become issuable pursuant to the anti-dilution provisions of the Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. 3,000,000 shares of Common Stock authorized for issuance under the Plan are being registered at a price of $0.18 per share, which represents the average of the high and low prices per share of Common Stock on the Over-the-Counter Bulletin Board on August 15, 2008.
Pursuant to General Instruction E of Form S-8, the registrant hereby makes the following statement:
This Registration Statement on Form S-8 is being filed by the registrant to register an additional 3,000,000 shares of its Common Stock which are issuable upon the exercise of options and upon the grant of restricted stock and other stock-based awards available for grant under the Incentive Plan, pursuant to the Amendment authorized by the stockholders of the registrant on May 28, 2008. These 3,000,000 shares are in addition to the 3,000,000 shares of the registrant’s Common Stock which were previously registered pursuant to the registrant’s Registration Statement on Form S-8 (Commission File No. 333-135960) filed with the Securities and Exchange Commission (the “SEC”) on July 21, 2006 (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion of Blank Rome LLP
Consent of Crowe Chizek and Company LLC

Item 8. Exhibits.
     The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

Exhibit Number	Description

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Crowe Chizek and Company LLC.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

99.1	Amendment of CTI Group (Holdings) Inc. Stock Incentive Plan (incorporated by reference to Appendix I to the Company’s definitive proxy statement filed with the Commission on April 29, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, Indiana as of August 21, 2008.

CTI GROUP (HOLDINGS) INC.
By:	/s/ John Birbeck
John Birbeck, Chairman, President and Chief Executive Officer
(Duly Authorized Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Birbeck, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and as of the date indicated.

Signature	Capacity	Date

/s/ John Birbeck John Birbeck	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 21, 2008

/s/ Manfred Hanuschek	Chief Financial Officer	August 21, 2008
Manfred Hanuschek	(Principal Financial and Accounting Officer)

/s/ Harold Garrison Harold Garrison	Director	August 21, 2008

/s/ Rupert Armitage Rupert Armitage	Director	August 21, 2008

/s/ Bengt Dahl Bengt Dahl	Director	August 21, 2008

/s/ Thomas Grein Thomas Grein	Director	August 21, 2008

/s/ Salah Osseiran Salah Osseiran	Director	August 21, 2008

2

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Blank Rome LLP.

23.1	Consent of Crowe Chizek and Company LLC.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

99.1	Amendment of CTI Group (Holdings) Inc. Stock Incentive Plan (incorporated by reference to Appendix I to the Company’s definitive proxy statement filed with the Commission on April 29, 2008).